Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 27, 2021, relating to the financial statements and financial highlights of Innovator Emerging Markets Power Buffer ETF™ - January, Innovator Growth-100 Power Buffer ETF™ - January, Innovator International Developed Power Buffer ETF™ - January, Innovator U.S. Small Cap Power Buffer ETF™ - January, Innovator Emerging Markets Power Buffer ETF™ - April, Innovator Growth-100 Power Buffer ETF™ - April, Innovator International Developed Power Buffer ETF™ - April, Innovator U.S. Small Cap Power Buffer ETF™ - April, Innovator Emerging Markets Power Buffer ETF™ - July, Innovator Growth-100 Power Buffer ETF™ - July, Innovator International Developed Power Buffer ETF™ - July, Innovator U.S. Small Cap Power Buffer ETF™ - July, Innovator Emergining Markets Power Buffer ETF™ - October, Innovator Growth-100 Power Buffer ETF™ - October, Innovator International Developed Power Buffer ETF™ - October and Innovator U.S. Small Cap Power Buffer ETF™ - October, each a series of Innovator ETFs Trust, for the period/year ended October 31, 2021, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.

Cleveland, Ohio

February 28, 2022